                                  EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER

                                                                  EXECUTION COPY
                                                                    CONFIDENTIAL

================================================================================



                         AGREEMENT AND PLAN OF MERGER



                          Dated as of April 19, 1998



                                     Among



                         KAPSON SENIOR QUARTERS CORP.,



                             KA ACQUISITION CORP.,



                                      And



                            ATRIA COMMUNITIES, INC.



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Definitions and Usage.......................................................

                        ARTICLE I [Intentionally Omitted]
                                  -----------------------

                              ARTICLE II The Merger
                                         ----------

SECTION 2.01.  The Merger...................................................
SECTION 2.02.  Closing......................................................
SECTION 2.03.  Effective Time...............................................
SECTION 2.04.  Effects of the Merger........................................
SECTION 2.05.  Certificate of Incorporation and By-laws.....................
SECTION 2.06.  Directors....................................................
SECTION 2.07.  Officers.....................................................
SECTION 2.08.  Supplemental Indenture.......................................
SECTION 2.09.  Parent's Election to Modify the Terms of the Merger..........

   ARTICLE III Effect of the Merger on the Capital Stock of the Constituent
               ------------------------------------------------------------
                    Corporations; Exchange of Certificates
                    --------------------------------------

SECTION 3.01.  Effect on Capital Stock......................................
SECTION 3.02.  Exchange of Certificates.....................................

                   ARTICLE IV Representations and Warranties
                              ------------------------------

SECTION 4.01.  Representations and Warranties of the Company................
SECTION 4.02.  Representations and Warranties of Parent and Sub.............


              ARTICLE V Covenants Relating to Conduct of Business
                        -----------------------------------------

SECTION 5.01.  Conduct of Business..........................................
SECTION 5.02.  No Solicitation..............................................

                        ARTICLE VI Additional Agreements
                                   ---------------------

SECTION 6.01.  Preparation of Proxy Materials...............................
SECTION 6.02.  Access to Information; Confidentiality.......................
SECTION 6.03.  Reasonable Efforts; Notification.............................
SECTION 6.04.  Rights Agreement.............................................
SECTION 6.05.  Stock Options................................................
SECTION 6.06.  Benefit Plans................................................
SECTION 6.07.  Indemnification..............................................
SECTION 6.08.  Fees and Expenses............................................
SECTION 6.09.  Public Announcements.........................................
SECTION 6.10.  Transfer Taxes...............................................
SECTION 6.11.  Support Agreements...........................................
SECTION 6.12.  Headquarters.................................................

                        ARTICLE VII Conditions Precedent
                                    --------------------

SECTION 7.01.  Conditions to Each Party's Obligation To Effect the Merger...
SECTION 7.02.  Conditions to Obligations of Parent and Sub..................
SECTION 7.03.  Condition to Obligation of the Company.......................

                 ARTICLE VIII Termination, Amendment and Waiver
                              ---------------------------------

SECTION 8.01.  Termination..................................................
SECTION 8.02.  Effect of Termination........................................
SECTION 8.03.  Amendment....................................................
SECTION 8.04.  Extension; Waiver............................................
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver....

                         ARTICLE IX General Provisions
                                    ------------------

SECTION 9.01.  Nonsurvival of Representations and Warranties................
SECTION 9.02.  Notices......................................................
SECTION 9.03.  Definitions..................................................
SECTION 9.04.  Interpretation...............................................
SECTION 9.05.  Counterparts.................................................
SECTION 9.06.  Entire Agreement; No Third-Party Beneficiaries...............
SECTION 9.07.  Governing Law................................................
SECTION 9.08.  Assignment...................................................
SECTION 9.09.  Enforcement..................................................

                                                                           Page
                                                                           ----

EXHIBITS

Exhibit A               Form of Press Release Announcing the Transactions
Exhibit B-1             Form of Support Agreement with V Corp.
Exhibit B-2             Form of Support Agreement with Management Stockholders
Exhibit C               Form of Shareholders and Registration Rights Agreement
Exhibit D               Form of Certificate of Incorporation of Surviving
                        Corporation

SCHEDULES

Schedule 4.01(a)        Organization, Standing and Corporate Power
Schedule 4.01(d)        Consents
Schedule 4.01(g)        Absence of Certain Changes or Events
Schedule 4.01(j)        ERISA Compliance
Schedule 4.01(k)        Taxes
Schedule 4.01(l)        Excess Parachute Payments
Schedule 4.01(r)        Transactions with Affiliates
Schedule 4.01(s)(i)     Company Properties
Schedule 4.01(s)(ii)    Title Policies
Schedule 4.01(s)(iii)   Material Noncompliance
Schedule 4.01(s)(iv)    Material Demands
Schedule 4.01(s)(v)     The Projects
Schedule 4.01(t)        Environmental Matters
Schedule 4.01(u)        Labor Matters
Schedule 4.01(w)        Permits
Schedule 6.05(a)        Stock Plans
Schedule 6.05(d)        Rollover Options

                         AGREEMENT AND PLAN OF MERGER dated as of April 19,
               1998, among KAPSON SENIOR QUARTERS CORP, a Delaware corporation ("Parent"), KA ACQUISITION CORP., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and ATRIA COMMUNITIES, INC., a Delaware corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.10 per share, of the Company (the "Common Stock"), including the associated Rights (as defined in Section 4.01(c)) (except shares (i) owned directly or indirectly by Parent or the Company, (ii) 1,234,568 shares (the "V Corp. Retained Shares") of Common Stock owned by V CORP. ("V Corp.") and its wholly owned subsidiaries, and (iii) shares held by Dissenting Stockholders (as defined below)), shall be converted into the right to receive $20.25 in cash;

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Sub are entering into (i) a Support Agreement with V Corp., in the form of Exhibit B-1 hereto, and (ii) a Support Agreement with certain officers and directors of the Company (collectively, the "Management Stockholders"), in the form of Exhibit B-2 hereto, pursuant to which V Corp. and such officers and directors shall agree to take certain actions to support the transactions contemplated by this Agreement (the "Support Agreements");

          WHEREAS, the respective Board of Directors of the Company, Parent and V Corp. have approved the execution and delivery at the Closing (as defined below) of the Shareholders and Registration Rights Agreement (the "Shareholders Agreement" and together with this Agreement and the Support Agreements, the "Operative Agreements") among the Company, Parent, V Corp. and the Management Stockholders, in the form of Exhibit C;

          WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows (certain terms used herein have the meanings assigned to them in Section 9.03):


                                   ARTICLE I

                            [Intentionally Omitted]
                            -----------------------

                                  ARTICLE II

                                  The Merger
                                  ----------

          SECTION 2.01.  The Merger.  Upon the terms and subject to the
                         -----------
conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any affiliate of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. The Merger and the other transactions contemplated by the Operative Agreements are referred to in this Agreement collectively as the "Transactions".

          SECTION 2.02.  Closing.  The closing of the Merger (the "Closing")
                         --------
will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 7.02 and 7.03) shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Section 7.01 and no earlier than July 15, 1998 (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

          SECTION 2.03.  Effective Time.  As soon as practicable following the
                         ---------------
satisfaction or waiver of the conditions set forth in Article VII, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

           SECTION 2.04.  Effects of the Merger.  The Merger shall have the
                          ---------------------
effects set forth in Section 259 of the DGCL.

          SECTION 2.05.  Certificate of Incorporation and By-laws.  (a)  The
                         -----------------------------------------
Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended as of the Effective Time of the Merger to read in the form of Exhibit D and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 2.06.  Directors.  The directors of Sub at the Effective Time
                         ----------
of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 2.07.  Officers.  The officers of the Company at the Effective
                         ---------
Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 2.08.  Supplemental Indenture.  Prior to the Effective Time of
                         -----------------------
the Merger, the Company and the Trustee (as defined below) shall enter into a supplemental indenture (the "Supplemental Indenture") to the Indenture dated as of October 16, 1997 (the "Indenture"), between the Company and PNC Bank, Kentucky, Inc., as trustee (the "Trustee"), pursuant to Section 15.6 of the Indenture, which shall (i) become effective upon the Effective Time of the Merger and (ii) provide that, from and after the Effective Time of the Merger, each of the Company's outstanding 5.0% Convertible Subordinated Notes due 2002 (the "Convertible Sub Notes") shall cease to be convertible into shares of Common Stock, but shall be convertible solely into an amount of cash, without interest, equal to the product of (x) the number of shares of Common Stock into which such Note was convertible immediately prior to the Effective Time of the Merger and (y) the Merger Consideration (as defined below). The Company shall give Parent a reasonable opportunity to comment on the form of the Supplemental Indenture prior to the execution thereof, and shall not enter into the Supplemental Indenture if Parent reasonably objects thereto.

          SECTION 2.09.  Parent's Election to Modify the Terms of the Merger.
                         ----------------------------------------------------
(a) If, at any time following the date of this Agreement and prior to the initial mailing of the Proxy Materials to the Company's stockholders, Parent shall determine, in its sole discretion, that the Surviving Corporation would not be entitled to treat the Merger as a recapitalization under GAAP, Parent shall have the right to modify the terms of the Merger as set forth in clauses
(i) and (ii) below:

          (i) each holder of any issued and outstanding shares of Common Stock of the Company (other than shares to be canceled or converted in accordance with Sections 3.01(b) and 3.01(c)) and other than V Corp. or any of its subsidiaries (the "Public Stockholders") will have right to elect to receive the Merger Consideration in the form of cash and/or shares of Common Stock of the Surviving Corporation ("New Public Shares"), valuing each such share at $20.25 per share, up to a maximum of 1,234,568 New Public Shares (or, at the option of Parent, 2,469,136 New Public Shares); provided, however, that (A) such elections shall be subject to proration
     --------  -------
     (based on the number of shares subject to election) if the Public Stockholders elect to receive more than 1,234,568 New Public Shares (or, at the option of Parent, 2,469,136 New Public Shares) and (B) at the option of Parent, no New Public Shares will be issued (and the Public Stockholders will receive Merger Consideration consisting solely of cash) if the Public Stockholders elect to receive less than 617,284 New Public Shares; and

          (ii) the number of V Corp. Retained Shares shall be reduced on share-for-share basis by the total number of New Public Shares issued to the Public Stockholders in the Merger (but not below zero).

          (b) If Parent elects to modify the terms of the Merger as set forth in paragraph (a) above, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such modification, which amendment shall include (i) an extension of the Outside Date to December 31, 1998, (ii) provisions relating to the preparation and filing by the Company with the SEC of a Registration Statement on Form S-4, in which the proxy statement (including any appropriate amendment to reflect the modified terms of the Merger) will be included as a prospectus and (iii) such other provisions regarding the mechanics and timing of the Merger as are customary for cash-election mergers.

          (c) Parent and the Company each represents and warrants to the other party that its Board of Directors has approved the Merger on the modified terms set forth in this Section 2.09; provided, however, that each party acknowledges
                                --------  -------
that, notwithstanding any other provision of this Agreement, the Board of Directors of the Company has not, and is not obligated to, approve or recommend any election by any stockholder of the Company to receive any Merger Consideration in the form of New Public Shares.

                                  ARTICLE III

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

          SECTION 3.01.  Effect on Capital Stock.  As of the Effective Time of
                         ------------------------
the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of the
               ---------------------
     capital stock of Sub shall be converted into and become 11,111.111 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          (b)  Treasury Stock and Parent Owned Stock.  Each share of Common
               --------------------------------------
     Stock that is owned by the Company and each share of Common Stock that is owned by Parent or Sub (together, in each case, with the associated Right) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each share of Common Stock that is owned by any subsidiary of the Company or Parent (other than Sub), together, in each case, with the associated Right, shall automatically be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          (c)  V Corp. Retained Shares.  Each V Corp. Retained Share, together
               ------------------------
     with the associated Right, shall automatically be converted into and become a one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          (d)  Conversion of Common Stock.  Subject to Section 3.01(e), each
               ---------------------------
     issued and outstanding share of Common Stock (other than shares to be canceled or converted in accordance with Sections 3.01(b) and 3.01(c)), together with the associated Right, shall be converted into the right to receive $20.25 in cash (the "Merger Consideration"). As of the Effective Time of the Merger, all such shares of Common Stock (and the associated Rights) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (e)  Shares of Dissenting Stockholders.  Notwithstanding anything in
               ----------------------------------
     this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time of the Merger and that are held by any person who objects to the Merger and complies with Section 262 of the
     DGCL concerning the right of holders of Common Stock to dissent from the Merger and require appraisal of their shares of Common Stock (a "Dissenting Stockholder") shall not be converted as described in Section 3.01(d) but, as of the Effective Time of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware; provided, however, that the shares of Common Stock (together
                  --------  -------
     with the associated Rights) outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Stockholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted as of the Effective Time of the Merger into the right to receive the Merger Consideration. The Company shall give Parent
     (i) prompt notice of any written demands for appraisal of shares of Common Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          SECTION 3.02.  Exchange of Certificates.  (a)  Paying Agent.  Prior to
                         -------------------------       -------------
the Effective Time of the Merger, Parent shall select a bank or trust company reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Common Stock. At the Effective Time, Parent shall transfer funds (or provide for the transfer of funds) to Sub in an amount sufficient to pay the Merger Consideration for every share of Common Stock to be converted at the Effective Time into the Merger Consideration, and Parent hereby represents and warrants to the Company that the Surviving Corporation will have all such funds at the Effective Time.

          (b)  Surviving Corporation To Provide Funds.  The Surviving
               ---------------------------------------
Corporation will provide to the Paying Agent on a timely basis, as and when needed after the Effective Time of the Merger, funds necessary to pay for the shares of Common Stock pursuant to Section 3.01, it being understood that any and all interest earned on funds made available to the Paying Agent in accordance with this Agreement shall be turned over to Parent.

          (c)  Exchange Procedure.  As soon as reasonably practicable after the
               -------------------
Effective Time of the Merger, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying

Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

          (d)  No Further Ownership Rights in Common Stock.  All cash paid upon
               --------------------------------------------
the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

          (e)  No Liability.  None of Parent, Sub, the Company or the Paying
               -------------
Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.01(d))), the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f)  Withholding Rights.  Parent or Sub, as the case may be, shall be
               -------------------
entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Stock pursuant to this Agreement only such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law.


                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------

          SECTION 4.01.  Representations and Warranties of the Company.  The
                         ----------------------------------------------
Company represents and warrants to Parent and Sub as follows:

          (a)  Organization, Standing and Corporate Power.  The Company and each
               -------------------------------------------
     of its subsidiaries is the type of entity listed on Schedule 4.01(a), duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or comparable charter or organizational documents) of its Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (b)  Subsidiaries.  Schedule 4.01(a) lists each subsidiary of the
               -------------
     Company. All the outstanding shares of capital stock or other equity interests of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Schedule 4.01(a), are owned by the Company and/or one or more other subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock or other equity interests of its subsidiaries and except for the ownership interests set forth in Schedule 4.01(a), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          (c)  Capital Structure.  The authorized capital stock of the Company
               ------------------
     consists of 50,000,000 shares of Common Stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. At the close of business on April 16, 1998, (i) 23,381,362 shares of Common Stock were issued and outstanding, of which 80,000 shares were shares of restricted stock granted to employees of the Company pursuant to the Stock Plans ("Restricted Shares"); (ii) no shares of preferred stock were issued and outstanding; (iii) no shares of Common Stock were held by the Company in its treasury; (iv) the outstanding Convertible Sub Notes were convertible into 6,889,858 shares of Common Stock (without giving effect to fractional shares) pursuant to the terms of the Indenture governing the Convertible Sub Notes; (v) Company Stock Options covering 2,255,875 shares of Common Stock were issued and outstanding, of which (x) Company Stock Options covering 223,374 shares of Common Stock are currently exercisable and (y) Company Stock Options covering 2,032,501 shares of Common Stock are currently not exercisable; and (vi) sufficient shares of Common Stock were reserved for issuance pursuant to the Convertible Sub Notes and the Company Stock Options and sufficient shares of preferred stock were reserved for issuance pursuant to the rights (the "Rights") to purchase shares of Common Stock issued pursuant to the Rights Agreement dated as of February 15, 1998 (as amended from time to time, the "Rights Agreement"), between the Company and National City Bank, as Rights Agent (the "Rights Agent"). Except as set forth above, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights granted under any Stock Plan. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the Convertible Sub Notes, there are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the Rights, securities issued under the Stock Plans, the Convertible Sub Notes and as otherwise set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. The Company has delivered to Parent a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ----------------------------
     corporate power and authority to enter into this Agreement and, subject to receipt of Company Stockholder Approval (as defined in Section 4.01(m)), to consummate the Transactions. The execution and delivery by the Company of the Operative Agreements to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or in law). The execution and delivery by the Company of the Operative Agreements to which it is a party do not, and the consummation by the Company of the Transactions and compliance with the provisions of the Operative Agreements to which it is a party will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) except for the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, (A) in the case of clause (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on the Company, (B) with respect to the Company's obligation to repurchase the Convertible Sub Notes at the election of the holders thereof upon a "Change of Control" in accordance with the terms of the Indenture and (C) with respect to the Credit Agreement dated as of August 15, 1996, as amended, by and among the Company and the financial institutions listed therein (the "Credit Agreement"). No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery by the Company of the Operative Agreements to which it is a party or the consummation by the Company of the Transactions, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the SEC of (x) a proxy or information statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under
     Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Transactions, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings as may be required in connection with the taxes described in Section 6.10, (v) such filings as may be required under applicable state licensing and certificate of need laws, (vi) such other consents, approvals, notices, orders, authorizations, registrations, declarations and filings as are set forth on Schedule 4.01(d), and (vii) any such consent, approval, order or authorization, registration, declaration or filing that, if not obtained or made, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (e)  SEC Documents; Undisclosed Liabilities.  The Company has filed
               ---------------------------------------
     all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents (as defined below), neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          (f)  Information Supplied.  None of the Proxy Materials (as defined in
               ---------------------
     Section 6.01), taken as a whole, will, at the respective times they are first published, sent or given to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein. The Proxy Materials will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in
               -------------------------------------
     Schedule 4.01(g) or in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent financial statements included in the SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been (i) any Material Adverse Change in the Company and its subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to, or any repurchase for value by the Company of, any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any director, employee or officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such director, employee or officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents or
     (z) any entry by the Company or any of its subsidiaries into any employment or termination agreement with any such director, employee or officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has a Material Adverse Effect on the Company or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or results of operations, except insofar as may have been required by a change in GAAP or other applicable law or regulation. The foregoing representation and warranty shall not be deemed to be inaccurate as of the Closing Date solely by reason of any action described in clauses (i)-(xiii) of Section 5.01 that is taken by the Company or any of its subsidiaries after the date of this Agreement with the consent of Parent.

          (h)  Litigation.  Except as disclosed in the Filed SEC Documents,
               -----------
     there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding that is considered by the Company probable of assertion and which if asserted would have a reasonable probability of an unfavorable outcome) that, individually or in the aggregate, would (i) have a Material Adverse Effect on the Company, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or
     (iii) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having any such effect.

          (i)  Absence of Changes in Benefit Plans.  Except as disclosed in the
               ------------------------------------
     Filed SEC Documents, since the date of the most recent financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement, employment agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "Benefit Plans"). Except as disclosed in the Filed SEC Documents, there exist no material employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

          (j)  ERISA Compliance.  (i)  Schedule 4.01(j) contains a list and
               -----------------
     brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has made available to Parent true, complete and correct copies of (v) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (w) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (x) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (y) each trust agreement and group annuity contract relating to any Benefit Plan and (z) the most recent actuarial or financial valuation prepared with respect to any Benefit Plan.

               (ii) Except as disclosed in Schedule 4.01(j), all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. Each Benefit Plan has been operated in material compliance with the provisions of all applicable laws, including ERISA and the Code.

               (iii) No Pension Plan that the Company or any of its subsidiaries maintains, or to which the Company or any of its subsidiaries is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries, any trustee of any trust created under any of the Benefit Plans or any other fiduciary with responsibilities with respect to such trusts has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving a Benefit Plan that is subject to ERISA (including the Pension Plans) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or
     (l) of ERISA. Neither any of such Benefit Plans nor any trusts created thereunder has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years. Neither the Company nor any of its subsidiaries has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans.

               (iv) There are no pending claims or suits, or to the knowledge of the Company, investigations or threatened claims, suits or investigations regarding the Benefit Plans (other than claims for benefits in the ordinary course).

               (v) Except as disclosed in Schedule 4.01(j), the consummation of the Transactions (either alone or with any other event) shall not entitle any director or employee of the Company or any of its subsidiaries to additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits.

               (vi) Neither the Company nor any entity required to be treated with the Company as a single employer under Section 414 of the Code has any material unsatisfied liability under Title IV of ERISA.

               (vii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 4.01(j), (x) each such Benefit Plan that is a "group health plan", as such term is defined in
     Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (y) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the consummation of the Merger upon not more than 30 days' notice to the participants in such Benefit Plan.

          (k)  Taxes.  Except as set forth on Schedule 4.01(k), (i) each of the
               ------
     Company and each of its subsidiaries has timely filed all material tax returns and reports required to be filed by it, and as of the time of filing, each such return was true, complete and correct in all material respects; (ii) each of the Company and each of its subsidiaries has timely paid (or the Company has paid on its behalf) all material taxes in respect of such tax returns and all other material taxes; (iii) the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve (other than a reserve for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all material taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements; (iv) no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, and no requests for waivers of the time to assess any such taxes are pending; (v) to the knowledge of the Company, the

     Federal income tax returns of V Corp. and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service for all years through 1993; (vi) to the knowledge of the Company, all material assessments for taxes due with respect to such completed and settled examinations or any concluded litigation have been fully and timely paid; (vii) there are no material Liens for taxes (other than for current taxes not yet due and payable) on the assets of the Company or any of its subsidiaries; (viii) no Federal or state income tax returns of the Company or any of its subsidiaries with respect to a taxable period beginning on or after August 20, 1996 have ever been (and no such returns are currently being) examined by the United States Internal Revenue Service or any state taxing authority; and (ix) neither the Company nor any of its subsidiaries is bound by any agreement or arrangement with respect to taxes, other than the Tax Sharing Agreement dated August 20, 1996 (the "Tax Sharing Agreement"), by and between V Corp. and the Company. As used in this Agreement, "taxes" shall include all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other body, or in connection with any agreement with respect to taxes, including all interest, penalties and additions imposed with respect to such amounts, and "tax return" shall mean all Federal, state, local, provincial and foreign tax returns, forms and information returns and any amended tax return relating to taxes.

          (l)  No Excess Parachute Payments; Waiver of Severance and Other
               -----------------------------------------------------------
     Payments.  (i) Other than payments that may be made to the persons listed
     ---------
     on Schedule 4.01(l) (the "Primary Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Set forth in Schedule 4.01(l) is (i) the maximum amount that could be paid to each Primary Executive as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Executive calculated as of the date of this Agreement.

               (ii) No director or officer of the Company has any right to receive any severance or other payment as a result of the Transactions under any employment, severance or termination agreement, other compensation arrangement or benefit plan currently in effect, except that upon the consummation of the Merger (i) all outstanding Company Stock Options (other than Rollover

     Options (as defined in Section 6.05(d)) will become immediately exercisable and (ii) all restrictions applicable to outstanding Restricted Shares will immediately lapse.

          (m)  Voting Requirements.  (i) The affirmative vote of the holders of
               --------------------
     a majority of the outstanding shares of Common Stock approving this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Transactions.

          (n)  Approval by Board; State Takeover Statutes; Opinion of the
               ----------------------------------------------------------
     Company's Financial Advisor.  The Board of Directors of the Company, at a
     ----------------------------
     meeting duly called and held, acting on the recommendation of the special committee of disinterested directors of such Board of Directors (the "Special Committee"), duly adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders and (iii) recommending that the Company's stockholders adopt this Agreement. Such resolutions are sufficient to render inapplicable to this Agreement and the other Operative Agreements, the Merger and the other Transactions the provisions of Section 203 of the DGCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the other Operative Agreements, the Merger or the Transactions. The Company hereby represents that the Board of Directors of the Company has received the opinion of BT Alex. Brown Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be received in the Merger by the holders of Common Stock (other than certain affiliates of the Company who will be continuing stockholders) is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion will be delivered by the Company to Parent promptly after receipt thereof by the Company.

          (o)  Rights Agreement.  The Company has taken all necessary action to
               -----------------
     (i) render the Rights inapplicable to the Merger and the other Transactions and (ii) ensure that (y) neither Parent nor any of its affiliates is or becomes an Acquiring Person (as defined in the Rights Agreement) as a result of the execution and delivery of this Agreement or the announcement or consummation of the Merger or any of the other Transactions and (z) the Separation Time (as defined in the Rights Agreement) does not occur by reason of the execution and delivery of this Agreement or the announcement or consummation of the Merger or any of the other Transactions.

          (p)  Compliance with Laws.  Neither the Company nor any of its
               ---------------------
     subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, including, without limitation, with respect to any services reimbursable under the Medicare, Medicaid, or any other Federal or state funded health care program, except for violations and failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

          (q)  Contracts.  Except as disclosed in the Filed SEC Documents, there
               ----------
     are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

          (r)  Transactions with Affiliates.  As of the date hereof, except in
               -----------------------------
     connection with the Transactions or as disclosed on Schedule 4.01(r) or in the Filed SEC Documents, (i) there are no material outstanding amounts payable to or receivable from, or material advances by the Company or any of its subsidiaries to, and neither the Company nor any of its subsidiaries is otherwise a material creditor of or debtor to, V Corp. or any of its affiliates or any officer, director or employee of the Company and (ii) neither the Company nor any of its subsidiaries is a party to any transaction, agreement, arrangement or understanding with V Corp. or any of its affiliates or any officer, director or employee of the Company, other than, with respect to clauses (i) and (ii), in the case of officers, directors and employees, items arising out of the ordinary course of employment with the Company.

          (s)  Properties.  (i)  Schedule 4.01(s)(i) sets forth a complete and
               -----------
     accurate list and the address of all material real property and interests in real property owned in fee by the Company and the subsidiaries (individually, an "Owned Property"). Schedule 4.01(s)(i) also sets forth a complete list of all material real property and interests in real property leased by the Company and the subsidiaries (individually, a "Leased Property"). An Owned Property or Leased Property is sometimes referred to herein, individually, as a "Company Property" and, collectively, as "Company Properties".

               (ii) The Company or one of its subsidiaries has good and insurable fee title to the Owned Properties, subject to (i) Permitted Liens, (ii) all matters of record and all matters which would be shown by a current survey or inspection of Owned Properties, (iii) all matters disclosed in the Filed SEC Documents and (iv) all other matters which, in the case of clauses (ii)-(iv) above, do not, individually or in the aggregate, (x) interfere materially with the ordinary conduct of any Owned Property or the business of the Company and its subsidiaries as a whole or
     (y) detract materially from the value or usefulness of the Owned Properties to which they apply. Set forth on Schedule 4.01(s)(ii) is a list of all title insurance policies which the Company has in its possession for the Owned Properties. To the knowledge of the Company, such title insurance policies reflect material title exceptions and other matters relating to the Owned Properties as of the effective date of the policies and surveys. Since May 1, 1996, the Company has not created or consented to the creation of any title matters for the Owned Properties which it believes does or will materially and adversely affect the current use of the Owned Properties, other than Permitted Liens or as disclosed in the Filed SEC Documents or on Schedule 4.01(s)(ii). With respect to the Leased Properties in which a leasehold estate is created under applicable law, the Company or one of its subsidiaries is the holder of good and valid title to such leasehold estate (or, with respect to any other Leased Properties, has the interest of the lessee under the applicable leases), and such party has not assigned, transferred, or encumbered its interest in the leases in any material way, except for (i) Permitted Liens, (ii) all matters of record and all matters which would be shown by a current survey or inspection of the Leased Properties, (iii) all matters disclosed in the Filed SEC Documents, and (iv) all other matters which, in the case of clauses (ii)-
     (iv) above, do not, individually or in the aggregate, (x) interfere materially with the ordinary conduct of any Leased Property or the business of the Company and its subsidiaries as a whole or (y) detract materially from the value or usefulness of the Leased Properties to which they apply. To the knowledge of the Company, the uses currently existing with respect to the Company Properties are permitted under applicable zoning laws. The Company has made available to Parent for its review originals or copies of all title insurance policies, material exceptions referenced in such policies, surveys and title reports which the Company has in its possession for the Owned Properties.

               (iii) Schedule 4.01(s)(iii) contains a complete and accurate description of any noncompliance by any Company Property, to the Company's knowledge, with any law, ordinance, code, health and safety regulation or insurance requirement other than such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (iv) Except as set forth in Schedule 4.01(s)(iv), there are no outstanding or, to the Company's knowledge, threatened requirements by any insurance company which has issued an insurance policy covering any Company Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Property that would, individually or in the aggregate, (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Properties to which they apply.

               (v) Schedule 4.01(s)(v) contains a list of each Company Property which consists of or includes undeveloped land or which is in the process of being developed or redeveloped (collectively, the "Development Properties") and a brief description of the development or redevelopment intended by the Company or any subsidiary to be carried out or completed thereon (collectively, the "Projects"). The Company has made available to Parent all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company at any time since the Company's initial public offering which relate to the Development Properties or the Projects.

               (vi) The Company and each of its subsidiaries have good and marketable title to all the personal and non-real properties and assets reflected in their books and records as being owned by them, free and clear of all Liens, except for (i) Permitted Liens, (ii) Liens created in connection with the Credit Agreement and described in Schedule 4.01(s)(i),
     (iii) all matters disclosed in the Filed SEC Documents, and (iv) all other matters which, in the case of clauses (iii) and (iv) above, do not, individually or in the aggregate, interfere materially with the ability of the Company and its subsidiaries to conduct their businesses, taken as a whole, as currently conducted.

          (t)  Environmental Matters.  (i)  Except as set forth in the Filed SEC
               ----------------------
     Documents or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company nor any of its subsidiaries has (x) placed, held, located, released, transported or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company Properties or any other properties, (y) any knowledge of the presence of any Hazardous Substances on, under or at any of the Company Properties or any other property but arising from the Company Properties, or (z) during the preceding five years, received any written notice (A) of any violation of any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances on or under any of the Company Properties or any other properties (collectively, "Environmental Laws"), (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation (collectively, "Environmental Claims"), (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company Properties or any other properties, or (D) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company Properties or any other properties, except in each case for the notices set forth in Schedule 4.01(t). For purposes of this Agreement, the term "Hazardous Substance" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law.

               (ii) Except as set forth in the Filed SEC Documents or Schedule 4.01(t), no Environmental Law imposes any obligation upon the Company or its subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree, except for obligations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in the Filed SEC Documents, or Liens that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, no Lien has been placed upon any of the Company's or its subsidiaries' properties under any Environmental Law.

          (u)  Labor Matters.  Except as set forth in Schedule 4.01(u), there
               --------------
     are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound. To the knowledge of the Company, since January 1, 1993, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. There are no pending or, to the knowledge of the Company, threatened, claims, suits, grievances or investigations regarding the compliance by the Company or its subsidiaries with any federal, state or local labor or wage law or regulations, except for any claims, suits, grievances or investigations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (v)  Brokers.  No broker, investment banker, financial advisor or
               --------
     other person, other than BT Alex. Brown Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and BT Alex. Brown Incorporated relating to the Merger and the other Transactions.

          (w)  Compliance with Law.
               --------------------

               (i)   Licenses and Permits.  The Company and each of its
                     --------------------
     subsidiaries has obtained, maintains in force, and has provided copies to Parent of all material licenses, permits, certificates of authority, orders and waivers required from any Governmental Entity ("Permits") to operate or manage, as the case may be, their respective businesses in the manner in which they are currently operated and to occupy, operate and use any buildings, improvements, fixtures and equipment owned or leased in connection with the operation of all operational assisted living facilities, independent living facilities, home health agencies and skilled nursing facilities of the Company and its subsidiaries. Except as specified in Schedule 4.01(w), all of the Permits referenced in the foregoing sentence have been issued in the name of the Company or the applicable subsidiary having an ownership, leasehold, management or operational interest in the facilities referenced therein. No such permits of the Company or any of its subsidiaries have been suspended, canceled or terminated and, to the knowledge of the Company, no suspension, cancelation or termination of any such Permit is threatened or imminent. To the knowledge of the Company, each employee of the Company and each of its subsidiaries has obtained and maintains in force all licenses, permits or similar authorizations required to authorize such employee to perform his or her duties on behalf of the Company and its subsidiaries with only such exceptions that individually and in the aggregate would not have a Material Adverse Effect on the Company.

               (ii)  Billing.  The Company and each of its subsidiaries has
                     -------
     complied in all material respects with all applicable Medicare and all other third party billing policies, procedures, limitations and restrictions, and there is no pending or, to the knowledge of the Company, threatened recoupment or penalty action or proceeding against the Company or any of its subsidiaries under the Medicare program or any other third party payor program except for such noncompliance, actions or proceedings that individually or in the aggregate would not have a Material Adverse Effect on the Company.

               (iii) No Kickbacks.  Neither the Company nor any of its
                     ------------
     subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries acting for or on behalf of the Company or any of its subsidiaries, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company or any of its subsidiaries, (i) any bribe, kickback or other similar payment to any Governmental Entity or any agent of any supplier or customer, except for payments to V. Corp and its affiliates that were in compliance with applicable law, or (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or in compliance with applicable law).

               (iv)  No Investigations.  To the knowledge of the Company,
                     -----------------
     neither the Company nor any of its subsidiaries is the subject of any investigation, proceeding or other action, nor has any investigation, proceeding or other action been threatened by any Governmental Entity or other person, regarding noncompliance with any law, and no reasonable basis exists for any such investigation or prosecution which would have a Material Adverse Effect on the Company.


          SECTION 4.02. Representations and Warranties of Parent and Sub. Parent
                        -------------------------------------------------
and Sub represent and warrant to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent and
               -------------------------------------------
     Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b)  Authority; Noncontravention.  Parent and Sub have all requisite
               ----------------------------
     corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery by Parent and Sub of the Operative Agreements to which they are parties and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or in law). The execution and delivery by Parent and Sub of the Operative Agreements to which they are parties do not, and the consummation of the Transactions and compliance with the provisions of the Operative Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, (i) the certificate of incorporation or by-laws (or other comparable organizational documents) of Parent or Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or their respective properties or assets or (iii) except for the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub, other than, in the case of clauses (ii) or
     (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on Parent, (y) materially impair the ability of Parent and Sub to perform their respective obligations under this Agreement or (z) prevent or materially delay the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery by Parent or Sub of the Operative Agreements to which they are parties or the consummation by Parent or Sub, as the case may be, of any of the Transactions, except for
     (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of the Proxy Materials and such reports under Sections 13 and 16(a) of the Exchange Act as may be required in connection with the Operative Agreements and the Transactions, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings as may be required in connection with the taxes described in Section 6.10 and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states.

          (c)  Information Supplied.  None of the information supplied or to be
               ---------------------
     supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Materials will, at the respective times they are first published, sent or given to the Company's stockholders, or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)  Brokers.  No broker, investment banker, financial advisor or
               --------
     other person, other than Lazard Freres & Co. LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Sub.

          (e)  Financing.  At the Effective Time of the Merger, Parent and Sub
               ----------
     will have available all of the funds necessary for the acquisition of all shares of Common Stock pursuant to the Merger, and to perform their respective obligations under this Agreement.

          (f)  Management Arrangements.  Parent has provided the Board of
               ------------------------
     Directors of the Company with a summary of the terms of all contracts, agreements and other arrangements proposed to be entered into between the Surviving Corporation (or any of its affiliates) and any of the officers, directors and employees of the Company (or any of its affiliates), and the Surviving Corporation shall not enter into any such contracts, agreements or arrangements on terms that are more favorable to such officers, directors and employees than those set forth in such summary.

          (g)  Financial Statements.
               ---------------------

               (i) To the knowledge of Parent, (A) the financial statements of Parent for the year ended December 31, 1997 previously delivered to the Company by Parent ("Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and (if applicable) the published rules of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its subsidiaries, as of the dates thereof and the consolidated financial position of Parent and its subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, and (B) except as set forth in the Parent Financial Statements, Parent and its subsidiaries had no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at December 31, 1997 required by GAAP to be set forth on a consolidated balance sheet of the Parent and its consolidated subsidiaries or in the notes thereto and which have a Material Adverse Effect on Parent.

               (ii) Concurrently with the acquisition of Parent by Prometheus Senior Quarters LLC ("Prometheus"), Prometheus contributed in excess of $175 million to the equity capital of Prometheus Acquisition Corp., which merged with and into Parent on April 7, 1998 (the "Equity Contribution"). To the knowledge of Parent, between December 31, 1997 and the time of such contribution (the "Contribution Date"), Parent did not suffer any Material Adverse Change or incur any liability or obligation required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which would have a Material Adverse Effect on Parent, other than (i) liabilities and obligations for transaction-related expenses incurred in connection with the acquisition of Parent by Prometheus and (ii) other liabilities and obligations in an aggregate amount not in excess of $25 million.

               (iii) Between the Contribution Date and the date of this Agreement, Parent (A) did not (a) suffer any Material Adverse Change or (b) incur any liability or obligation required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which would have a Material Adverse Effect on Parent (other than (x) liabilities and obligations for transaction-related expenses incurred in connection with the acquisition of Parent by Prometheus and (y) other liabilities and obligations in an aggregate amount not in excess of $25 million), or (B)(y) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other equity interests (including any distribution of any portion of the Equity Contribution to any person), or (z) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof any rights, warrants or options to acquire any such shares or other securities or interests.

          (h)  Sub; No Prior Activities.  Sub was formed solely for the purpose
               -------------------------
     of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time of the Merger, except for obligations or liabilities incurred in connection with its organization or to be incurred in connection with the consummation of the Transactions, Sub has not incurred any obligations or liabilities or engaged in any business activity of any type of any kind whatsoever or entered into agreements or arrangements with any person, other than the Operative Agreements.

          (i)  Certain Actions by Parent.  During the period of time from the
               --------------------------
     date of this Agreement until the Effective Time of the Merger, Parent shall not, and shall not permit any of its subsidiaries to, (i) pay any extraordinary dividend, make any extraordinary redemption of any equity securities or make any other extraordinary distribution of cash or other property to its securityholders or (ii) sell, transfer or otherwise dispose any of its assets out of the ordinary course of business unless it receives consideration equal to the fair market value of such assets (as determined in good faith by the board of directors of Parent).


                                   ARTICLE V

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

          SECTION 5.01.  Conduct of Business.  (a)  Ordinary Course.  During the
                         --------------------       ----------------
period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (1) the issuance of Common Stock (and associated Rights) upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms and (2) the issuance of Common Stock (and associated Rights) upon the exercise of Convertible Sub Notes in accordance with their terms);

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of inventory (other than real property) in the ordinary course of business consistent with past practice;

          (v) (A) grant to any employee, officer or director of Company or any of its subsidiaries any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents, (B) grant to any employee, officer or director of Company or any of its subsidiaries any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of the most recent financial statements included in the Filed SEC Documents, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee having an annual salary greater than $75,000, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Benefit Plan or (E) take any action to accelerate any material rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Benefit Plan, except as otherwise required by applicable law or regulation;

          (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or other applicable laws or regulations;

          (vii) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of properties or assets of the Company and its subsidiaries having a fair market value in excess of $50,000, except sales or inventory (other than real property) in the ordinary course of business consistent with past practice;

          (viii) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than any guarantee of indebtedness or debt securities of Elder Healthcare Developers, LLC (including through the issuance of letters of credit) in an aggregate amount not to exceed $10,000,000, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company, in the case of clause (y) or (z) above is in an amount which exceeds $50,000;

          (ix) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $5,000,000;

          (x) make any material tax election, amend any material tax return or settle or compromise any material tax liability or refund;

          (xi) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than required payments of interest under the terms of the Convertible Sub Notes or the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (xii) except as part of the Transactions as contemplated by this Agreement, enter into any transaction, agreement, arrangement or understanding with V Corp. or any of its affiliates; or

          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions (it being understood and agreed that the Company shall not be deemed to have breached the foregoing covenant by virtue of the Company's obligation to repurchase the Convertible Sub Notes at the election of the holders thereof following the consummation of the Merger in accordance with the "Change of Control" provisions of the Indenture).

          (b)  Other Actions.  The Company shall not, and shall not permit any
               --------------
of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02, any of the conditions to the Merger set forth in
Article VII not being satisfied.

          (c)  Advice of Changes.  The Company shall promptly advise Parent
               ------------------
orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on the Company.

          SECTION 5.02.  No Solicitation.  (a) The Company shall not, nor shall
                         ----------------
it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, (i) directly or indirectly solicit, initiate, or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that, prior to the adoption of this
                   --------  -------
Agreement by the stockholders of the Company, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may (x) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a customary confidentiality agreement (as determined by the Company's independent counsel) to, any person in connection with any takeover proposal or potential takeover proposal or (y) issue a press release or other public announcement disclosing the receipt by the Company of any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company. For purposes of this Agreement, "takeover proposal" means any proposal for a merger or other business combination involving the Company or any of its Significant Subsidiaries, any proposal for the issuance by the Company of additional equity securities equal to 20% or more of the outstanding equity securities of the Company as consideration for the assets or securities of another person or any proposal or offer to acquire in any manner, directly or indirectly, additional equity securities equal to 20% or more of the outstanding equity securities of the Company, or 20% or more of the assets of the Company (and, with respect to assets, its subsidiaries, taken as a whole), other than the Transactions.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company (or any committee thereof), to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger) another takeover proposal; provided, however that the
                                                     --------  -------
Board of Directors of the Company (or any committee thereof) may not approve or recommend another takeover proposal, or withdraw or modify its approval or recommendation of this Agreement, the Merger and the Transactions until 48 hours after Parent shall have received the written notice set forth in Section 5.02(c) below with respect to such takeover proposal.

          (c) The Company promptly shall advise Parent orally and in writing, within 24 hours of receipt of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, and the material terms and conditions of such proposal or inquiry (including any change to the material terms of any such takeover proposal or inquiry).


                                  ARTICLE VI

                             Additional Agreements
                             ---------------------

          SECTION 6.01.  Preparation of Proxy Materials.  (a)  As soon as
                         -------------------------------
practicable following the execution of this Agreement, the Company will prepare and file with the SEC a preliminary Proxy Statement and a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3"; the Proxy Statement and the Schedule 13E-3 are collectively referred to herein as the "Proxy Materials"). The Company will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after such filing. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Materials or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Materials or the Merger. If at any time prior to the adoption of this Agreement by the Company's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Materials, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Materials or any amendment or supplement thereto if Parent reasonably objects thereto. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Proxy Materials if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Proxy Materials and to cause the Proxy Materials as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company agrees to provide Parent, Sub and their counsel copies of any written comments the Company or its counsel may receive from the SEC or its staff with respect to the Proxy Materials promptly after the receipt of such comments.

          (b) Subject to any necessary SEC approvals of the Proxy Materials, the Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the Transactions. The Company will, through its Board of Directors or a committee thereof, recommend to its stockholders approval of this Agreement and the Transactions, except to the extent that the Board of Directors of the Company or a committee thereof shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 5.02(b). Without limiting the generality of the foregoing, except as otherwise provided herein the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

          SECTION 6.02.  Access to Information; Confidentiality.  The Company
                         ---------------------------------------
shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. All such information shall be held in accordance with the confidentiality agreement (the "Confidentiality Agreement") dated February 2, 1998, as amended.

          SECTION 6.03.  Reasonable Efforts; Notification.  (a) Upon the terms
                         ---------------------------------
and subject to the conditions set forth in this Agreement, unless, to the extent permitted by Section 5.02(b), the Board of Directors of the Company (or a committee thereof) approves or recommends another takeover proposal, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary notifications, registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Operative Agreements.
In connection with and without
limiting the foregoing, the Company and its Board of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, any Operative Agreement or any of the other Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, any Operative Agreement or any other Transaction, take all reasonable action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Operative Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Notwithstanding the foregoing, the Board of Directors of the Company (or any committee thereof) shall not be prohibited from taking any action permitted by Section 5.02(b).

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall
                         --------  -------
affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 6.04.  Rights Agreement.  (a)  The Board of Directors of the
                         -----------------
Company shall take all further action (in addition to that referred to in Section 4.01(o)) reasonably requested in writing by Parent (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other Transactions. Except as provided in this Agreement or requested in writing by Parent prior to the Stockholders Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or, except as specifically permitted by Section 6.04(b), make any determination under, the Rights Agreement (including a redemption of the Rights).

          (b) If, to the extent permitted by Section 5.02(b), the Board of Directors of the Company (or a committee thereof) approves or recommends a takeover proposal, the Company may take any action in order to render the Rights inapplicable to such takeover proposal; provided, however, that the foregoing
                                        --------  -------
shall not permit the Company to make any determination under, or take any action with respect to, the Rights Agreement in order to render the Rights applicable to the Merger or any of the other Transactions or to redeem the Rights.

          SECTION 6.05.  Stock Options.  (a)  Subject to Section 6.05(d), at the
                         --------------
Effective Time of the Merger (and without any action by Board of Directors of the

Company or any committee administering the Stock Plans), all outstanding stock options to purchase shares of Common Stock ("Company Stock Options") heretofore granted under any stock option or stock appreciation rights plan, program or arrangement of the Company (collectively, the "Stock Plans"), shall be canceled in exchange for the right to receive a cash payment by the Surviving Corporation at that time of an amount equal to (i) the excess, if any, of (x) the price per share of Common Stock to be paid pursuant to the Merger over (y) the exercise price per share of Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Common Stock for which such Company Stock Option shall not theretofore have been exercised (the "Option Consideration") (irrespective of whether and the extent to which any or all such options are exercisable or will be exercisable at the Effective Time). Schedule 6.05(a) identifies all Stock Plans in effect as of the date of this Agreement.

          (b) All amounts payable pursuant to this Section 6.05 shall be subject to any required withholding of taxes and shall be paid without interest. The Company shall use its commercially reasonable efforts to obtain all consents of the holders of the Company Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Stock Option until all necessary consents for such Company Stock Option are obtained.

          (c) The Stock Plans shall terminate as of the Effective Time of the Merger, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time of the Merger, and the Company shall ensure that following the Effective Time of the Merger no holder of a Company Stock Option or any participant in any Stock Plan or other Benefit Plan shall have any right thereunder to acquire any capital stock of the Surviving Corporation except as set forth in Section 6.05(d).

          (d) Notwithstanding anything the contrary contained herein, the provisions of Section 6.05(a) shall not apply to the Company Stock Options listed on Schedule 6.05(d) (the "Rollover Options"). The Rollover Options shall remain outstanding after the Effective Time of the Merger as options to acquire shares of the Surviving Corporation, except that the number of shares and the exercise price with respect thereto shall be equitably adjusted by the Board of Directors of the Surviving Corporation as of the Effective Time of the Merger in order to preserve the aggregate spread with respect to each Rollover Option.
For purposes of the immediately preceding sentence, (i) the aggregate "spread" with respect to each Rollover Option immediately prior to the Effective Time of the Merger shall be equal to the product of (x) the number of shares covered by such Rollover Option and (y) the excess of the Merger Consideration over the exercise price of such Rollover Option and (ii) the aggregate "spread" with respect to each Rollover Option immediately following the Effective Time of the Merger shall be equal to the product of (x) the number of shares covered by such Rollover Option and (y) the excess of the fair market value of one share of Common Stock of the Surviving Corporation (as determined in good faith by the Board of Directors of the Surviving Corporation, provided that if Parent shall purchase any shares of
                           --------
Common Stock of the Surviving Corporation at or immediately following the Effective Time of the Merger, the fair market value of one share of Common Stock shall be deemed to be equal to the price per share paid by Parent) over the exercise price of such Rollover Option. The Rollover Options shall be subject after the Effective Time of the Merger to the same terms and conditions that applied before the Effective Time of the Merger with the following exceptions:
(i) any provision or agreement providing for the accelerated vesting of such Rollover Options as a result of the transactions contemplated by this Agreement shall not be given effect (so that the original vesting schedule shall continue to apply to such Rollover Options) and (ii) the shares of the Surviving Corporation delivered upon exercise of the Rollover Options shall be subject to the shareholder provisions set forth in the Shareholders Agreement. Before the Effective Time of the Merger, the Company shall take any reasonable actions (including obtaining any employee consent) as are necessary to implement the provisions of this Section 6.05(d). The Surviving Corporation shall adopt a stock option plan as of the Effective Time of the Merger that shall provide for the issuance of the Rollover Options and by virtue of the Merger and without the need of any further corporate action, the Surviving Corporation shall assume all obligations of the Company under the Rollover Options.

          SECTION 6.06.  Benefit Plans.  Except as provided in Section 6.05(c),
                         --------------
Parent will cause the Surviving Corporation to maintain for the period from the Effective Time of the Merger through December 31, 1998 the Benefit Plans of the Company and its subsidiaries in effect on the date of this Agreement or to provide benefits to employees of the Company and its subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on the date of this Agreement. For purposes of participation, vesting and benefit accrual under any such plans, the service of the employees of Company and its subsidiaries prior to the Effective Time shall be treated as service with any employer participating in such employee benefit plans. Parent also shall cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts, agreements and other arrangements disclosed in the Filed SEC Documents or in any schedule hereto between any of the Company or any of its subsidiaries and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Benefit Plans.

          SECTION 6.07.  Indemnification.  Parent and Sub agree that all rights
                         ----------------
to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time of the Merger. Parent will cause to be maintained for a period of not less than six years from the Effective Time of the Merger the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $240,720.

          SECTION 6.08.   Fees and Expenses.  (a) Except as provided below, all
                          ------------------
fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b) The Company shall pay to Parent upon demand a fee of $18,209,496, payable in same day funds, plus all Expenses (as defined below) of the Company, if (i) the Company terminates this Agreement pursuant to Section 8.01(f); (ii) Parent terminates this Agreement pursuant to Section 8.01(c), provided that the breach or failure to perform by the Company giving rise to such right to terminate under Section 8.01(c) must be a deliberate breach or failure to perform with the intent of frustrating the Closing; (iii) Parent terminates this Agreement pursuant to Section 8.01(d); (iv) any person makes a takeover proposal that was not withdrawn more than ten days prior to the date of the Stockholders Meeting and thereafter this Agreement is terminated pursuant to Section 8.01(b)(i); or (v) any person makes a takeover proposal that was not withdrawn on the date 60 days prior to the Outside Date (as defined in Section 8.01(b)(ii)) and the Company Stockholder Approval is not obtained prior to termination of this Agreement. Any fee payable to Parent by the Company pursuant to this Section 6.08(b) is herein referred to as the "Termination Fee".

          (c) For purposes of this Agreement, the term "Expenses" shall mean, with respect to a party hereto, all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of such party or any of its affiliates in connection with the Merger or the consummation of any of the Transactions, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to such party or any or its affiliates and all fees and expenses of banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing (collectively, the "Expenses").

          (d) Parent shall reimburse all of the Expenses of the Company upon demand if this Agreement is terminated by the Company pursuant to Section 8.01(e).

          SECTION 6.09.  Public Announcements.  Parent and Sub, on the one hand,
                         ---------------------
and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that (a) the initial press release to be issued with respect to the Transactions is set forth in Exhibit A to this Agreement, (b) such initial press release shall contain a statement to the effect that, to the extent required by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to an unsolicited request therefor, furnish information with respect to the Company to any person pursuant to an appropriate confidentiality agreement, and (c) the Company shall be entitled to prepare (in its sole discretion) and file a report on Form 8-K with the SEC pursuant to the Exchange Act describing this Agreement and the Merger and file the Operative Agreements as exhibits to such Form 8-K.

          SECTION 6.10.  Transfer Taxes.  Parent shall pay or cause Sub to pay
                         ---------------
any state, local, foreign or provincial sales, use, real property transfer, stock, transfer, stock or similar tax (including any interest or penalties with respect thereto) payable in connection with the consummation of the Merger (collectively, the "Transfer Taxes"). The Company agrees to cooperate with Parent or Sub, as the case may be, in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the assets giving rise to such Transfer Taxes shall be agreed to by the Company and the Parent.

          SECTION 6.11.  Support Agreements.  Parent and Sub hereby represent
                         -------------------
and warrant to the Company that the Support Agreements, complete and correct copies of which (including all amendments or other modifications thereto) are attached hereto as Exhibits B-1 and B-2, are the only contracts, agreements, arrangements or other understandings currently in effect related to the Transactions by and among Parent and/or any of its affiliates, on the one hand, and V Corp. and/or any other stockholder of the Company, on the other hand. Parent and Sub will not (directly or indirectly) amend either or both of the Support Agreements, or enter into any other contract, agreement, arrangement or other understanding related (directly or indirectly) to the Transactions with any stockholder of the Company (record or beneficial), without the prior written consent of the Company.

          SECTION 6.12.  Headquarters.  Parent, Sub and Surviving Corporation
                         -------------
hereby covenant that from and after the Effective Time of the Merger until the date that is three years after the Effective Time of the Merger, the corporate headquarters and principal offices of the Company and, after the Effective Time of the Merger, the Surviving Corporation, shall remain in the Louisville, Kentucky, metropolitan area.


                                  ARTICLE VII

                             Conditions Precedent
                             --------------------

          SECTION 7.01.  Conditions to Each Party's Obligation To Effect the
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
-------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval.  The Company shall have obtained the
               ---------------------
     Company Stockholder Approval.

          (b)  HSR Act.  The waiting period (and any extension thereof)
               --------
     applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c)  No Injunctions or Restraints.  No temporary restraining order,
               -----------------------------
     preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that
                                                        --------  -------
     each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

          SECTION 7.02.  Conditions to Obligations of Parent and Sub.  The
                         --------------------------------------------
obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a)  Representations and Warranties.  There shall not exist
               -------------------------------
     inaccuracies in the representations and warranties of the Company set forth in the Agreement, in each case as of the Closing Date (except for representations and warranties confined to a specified date, which speak only to such date), such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a (A) Material Adverse Effect on the Company or (B) material adverse impact on the ability of the Company (i) to perform its obligations under this Agreement or (ii) to consummate the Merger (disregarding for purposes of such determination any exceptions for materiality or Material Adverse Effect contained in such representations and warranties so as not to "double-count"), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)  Performance of Obligations of the Company.  The Company shall
               ------------------------------------------
     have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)  No Litigation.  There shall not be pending any suit, action or
               --------------
     proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any shares of Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other Transactions, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including, without limitation, the right to vote the Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries, or (v) which otherwise has a Material Adverse Effect on the Company.

          (d)  Material Filings and Notices.  There shall have been made by the
               -----------------------------
     Company and its subsidiaries, as applicable, all material filings and notifications required to be made to any Governmental Entity in connection with the Merger, and all material consents, approvals, authorizations and Permits required to be obtained by the Company and its subsidiaries from any Governmental Entity at or prior to the Effective Time of the Merger shall have been obtained.

          SECTION 7.03.  Condition to Obligation of the Company.  The obligation
                         ---------------------------------------
of the Company to effect the Merger is subject to the following conditions:

          (a) Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Sub by their respective chief executive officers and chief financial officers to such effect.

          (b)  Representations and Warranties.  There shall not exist
               -------------------------------
inaccuracies in the representations and warranties of Parent and Sub set forth in this Agreement, in each case as of the Closing Date (except for representations and warranties confined to a specified date, which speak only to such date), such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a (A) Material Adverse Effect on Parent or (B) material adverse impact on the ability of Parent or Sub, respectively, (i) to perform their respective obligations under this Agreement or (ii) in the case of Parent and Sub, to consummate the Merger (disregarding for purposes of such determination any exceptions for materiality or Material Adverse Effect contained in such representations and warranties so as not to "double-count"), except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent and Sub by the chief executive officers and chief financial officers of Parent and Sub, respectively, to such effect.

          (c)  Solvency Opinion.  The Company shall have received a solvency
               -----------------
letter, dated as of the Closing Date, from a nationally recognized valuation firm, as to the solvency of the Surviving Corporation after the Effective Time of the Merger, in form and substance reasonably satisfactory to the Company.

                                 ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the
Company:

          (a)  by mutual written consent of Parent, Sub and the Company;

          (b)  by either Parent or the Company:

               (i) if, upon a vote at a duly held Stockholders Meeting (or any adjournment thereof), the Company Stockholder Approval shall not have been obtained;

               (ii) if the Merger is not consummated on or before October 31, 1998 (the "Outside Date"), unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the
                                                     --------  -------
          passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

               (iii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iv) if any condition to the obligation of such party to consummate the Merger set forth in Section 7.02 (in the case of Parent) or 7.03 (in the case of the Company) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the
                                                  --------  -------
          terminating party is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement);

          (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Parent of such breach (provided that Parent is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement);

          (d)  by Parent:

               (i) if the Board of Directors of the Company or any committee thereof withdraws or modifies in a manner adverse to Parent its approval of recommendation of this Agreement or fails to recommend to the Company's stockholders that they give the Company Stockholder Approval, or such Board of Directors or any committee thereof resolves to take any of the foregoing actions; or

               (ii) if the Board of Directors of the Company fails to reaffirm publicly and unconditionally its recommendation to the Company's stockholders that they give the Company Stockholder Approval within five business days of Parent's written request to do so (which request may be made at any time following public disclosure of a takeover proposal, which public reaffirmation must also include the unconditional rejection of such takeover proposal);

          (e) by the Company, if either Parent or Sub breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
     Section 7.03(a) or 7.03(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in wilful and material breach of any representation, warranty or covenant in this Agreement); or

          (f) by the Company prior to receipt of the Company Stockholder Approval in accordance with Section 8.05(b); provided, however, that the
                                                  --------  -------
     Company shall have complied with all provisions thereof, including the notice provisions therein.

          SECTION 8.02. Effect of Termination.  In the event of termination of
                        ----------------------
this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 4.01(v), Section 4.02(d), the last sentence of Section 6.02, Section 6.08, this Section 8.02 and Article IX and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in the Operative Agreements.

          SECTION 8.03.  Amendment.  This Agreement may be amended by the
                         ----------
parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any
--------  -------
amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, without the written consent of V Corp., the parties shall not make any amendment to this Agreement that (i) reduces the Merger Consideration or changes the form of the Merger Consideration provided herein, (ii) changes the number of V Corp. Retained Shares or the number of shares of Common Stock into which the V Corp. Retained Shares shall be converted as of the Effective Time of the Merger or
(iii) amends Section 6.05.

          SECTION 8.04.  Extension; Waiver.  At any time prior to the Effective
                         ------------------
Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          SECTION 8.05.  Procedure for Termination, Amendment, Extension or
                         --------------------------------------------------
Waiver.  (a)  A termination of this Agreement pursuant to Section 8.01, an
-------
amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require (a) in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors and (b) in the case of the Company, action by a majority of the members of the Board of Directors of the Company who were members thereof on the date of this Agreement and remain as such hereafter or the duly authorized designee of such members.

          (b) The Company may terminate this Agreement pursuant to Section 8.01(f) only if (i) the Board of Directors of the Company has received a takeover proposal, (ii) in light of such takeover proposal a majority of the disinterested directors of the Company shall have determined in good faith, based upon the advice of outside counsel, that the Board of Directors of the Company should withdraw or modify its approval or recommendation of the Merger or this Agreement in order to comply with its fiduciary duty under applicable law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least 48 hours following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, a majority of the disinterested directors of the Company has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance in all material respects with Section 5.02 and (vi) the Company has previously paid the fee due under Section 6.08. Acceptance by Parent of the fee due under Section 6.08 shall constitute acceptance by Parent of the validity of any termination of this Agreement under Section 8.01(f) and this Section 8.05(b).

                                  ARTICLE IX

                              General Provisions
                              ------------------

          SECTION 9.01.  Nonsurvival of Representations and Warranties.  None of
                         ----------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 9.02.  Notices.  All notices, requests, claims, demands and
                         --------
other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

                    Kapson Senior Quarters Corp.
                    242 Crossways Park Drive
                    Woodbury, NY 11797
                    Attention:  Glenn Kaplan and Ray DiGuardi
                    Telecopy:  (516) 921-8998
                    Telephone:  (516) 921-8900

                    with copies to:

                    Lazard Freres Real Estate Investors L.L.C.
                    30 Rockefeller Plaza, 63rd Floor
                    New York, NY 10020
                    Attention:  Robert P. Freeman and Murry N. Gunty
                    Telecopy:  (212) 332-5980
                    Telephone: (212) 632-6000
                    and

                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 Eighth Avenue
                    New York, NY 10019
                    Attention:  Kevin J. Grehan, Esq.
                    Telecopy: (212) 474-3700
                    Telephone: (212) 474-1490

          (b) if to the Company, to

                    ATRIA COMMUNITIES, INC.
                    501 South Fourth Avenue
                    Suite 140
                    Louisville, KY 40202
                    Attention:  William C. Ballard Jr.
                               W. Patrick Mulloy, II
                               Audra J. Eckerle, Esq.
                    Telecopy:  (502) 719-1699
                    Telephone:  (502) 719-1600

                    with a copy to:

                    Alston & Bird LLP
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, GA 30309-3424
                    Attention:  J. Vaughan Curtis, Esq.
                    Telecopy:  (404) 881-4777
                    Telephone: (404) 881-7397

          SECTION 9.03.  Definitions.  For purposes of this Agreement:
                         ------------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person (it being understood and agreed that a person shall be deemed to "control" (i) any corporation of which such person owns at least 40% of the outstanding equity interests and (ii) any partnership or limited liability company of which such person is the general partner or managing member, as applicable; provided,
                                                               --------
     however, that V Corp. shall not be deemed to be an affiliate of the
     -------
     Company);

          (b)  "Company Stock Option" has the meaning assigned thereto in
     Section 6.05(a).

          (c) "Company Stockholder Approval" has the meaning assigned thereto in Section 4.01(m).

          (d) "GAAP" means United States generally accepted accounting principles;

          (e) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that (i) is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries taken as a whole, (ii) would materially impair the ability of such party to perform its obligations under this Agreement or (iii) would prevent or materially delay the consummation by such party of any of the Transactions.

          (f) "Medicaid" means that means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria. (Social Security Act of 1965, Title XIX, P.L. 89-97, as amended; 42 U.S.C. 1396 et seq.).

          (g) "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals. (Social Security Act of 1965, Title XVIII, P.L. 89-87, as amended, 42 U.S.C. 1395 et seq.).

          (h) "Permitted Liens" means (i) Liens (other than Liens imposed under ERISA or any Environmental Law, or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Entities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its subsidiaries to the extent required by GAAP, (iii) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Properties to which they apply, (iv) Liens described or disclosed on Schedule B of any title insurance policy held by the Company and its subsidiaries and provided to Parent and (iv) the other Liens, if any, described in Schedule 4.01(s)(i);

          (i) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (j) "Proxy Materials" has the meaning assigned thereto in Section 6.01(a).

          (k)  "Stockholders Meeting" has the meaning assigned thereto in
     Section 6.01(c).

          (l) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

          (m) "takeover proposal" has the meaning assigned thereto in Section 5.02.

          SECTION 9.04.  Interpretation.  When a reference is made in this
                         ---------------
Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 9.05.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.06.  Entire Agreement; No Third-Party Beneficiaries.  The
                         -----------------------------------------------
Operative Agreements and the Confidentiality Agreement, taken together, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the Transactions and (b) except for the provisions of Article III and Sections 6.06 and 6.07 and the last sentence of Section 8.03, are not intended to confer upon any person other than the parties any rights or remedies hereunder.

          SECTION 9.07.  Governing Law.  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 9.08.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any affiliate of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.09.  Enforcement.  The parties agree that irreparable damage
                         ------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or the State of Delaware or any Delaware state court in the event any dispute arises out of any Operative Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to any Operative Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of New York or the State of Delaware or a Delaware state court.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                   KAPSON SENIOR QUARTERS CORP.,

                                    by  /s/ Evan A. Kaplan
                                        _______________________________
                                        Name: Evan A. Kaplan
                                        Title: President


                                   KA ACQUISITION CORP.,

                                    by  /s/ Evan A. Kaplan
                                        _______________________________
                                        Name: Evan A. Kaplan
                                        Title: President


                                   ATRIA COMMUNITIES, INC.,

                                    by  /s/ W. Patrick Mulloy, II
                                        _______________________________
                                        Name: W. Patrick Mulloy, II
                                        Title: President and Chief Executive
                                        Officer